Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 18, 2016, (except for Note 17, as to which the date is May 11, 2016) in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-208916) and related Prospectus of Clearside Biomedical, Inc. dated May 11, 2016.

/s/ Ernst & Young LLP

Atlanta, Georgia

May 11, 2016